Exhibit 10.1

FOURTH SUPPLEMENTAL INDENTURE

FOURTH SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of October 22, 2008, among DRS Technologies, Inc., a Delaware corporation (the "Company"), the Guarantors (as defined below) and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the "Trustee").

WHEREAS, the Company, certain of the Company's subsidiaries, as subsidiary guarantors (the "Guarantors"), and the Trustee are parties to an indenture, dated as of January 31, 2006, as supplemented by a supplemental indenture, dated as of February 8, 2006, a second supplemental indenture, dated as of February 13, 2006, and a third supplemental indenture, dated as of February 20, 2007 (together, the "Indenture"), pursuant to which the Company issued its 2.00% Senior Convertible Notes due 2026 (the "Notes");

WHEREAS, on May 12, 2008, the Company entered into an Agreement and Plan of Merger with Finmeccanica – Societá per azioni, a societá per azioni organized under the laws of Italy ("Finmeccanica"), and Dragon Merger Sub, Inc., a Delaware corporation ("Sub") and a wholly-owned subsidiary of Finmeccanica, pursuant to which, among other things, Sub will merge with and into Company, with the Company continuing as the surviving corporation (the "Merger");

WHEREAS, Section 7.1 of the Indenture provides that the Company shall not merge or enter into certain other transactions unless certain requirements specified therein are satisfied;

WHEREAS, Section 12.4 provides that if a merger or certain other transactions involving the Company occur, as a result of which holders of Common Stock of the Company shall be entitled to receive stock, other securities, other property, assets or cash ("Reference Property") with respect to or in exchange for such Common Stock, then as of the effective time of such transaction, the Company shall execute with the Trustee a supplemental indenture providing that the Notes shall be convertible into cash up to the Base Amount and Reference Property, if any, based on the twenty day average price of the Reference Property and the applicable Conversion Rate and assuming such holder of Common Stock exercised his rights of election, if any, as to the kind or amount of Reference Property receivable upon transaction in the same manner as the majority of the holders of Common Stock or, if there is no such majority, by a plurality of the holders of Common Stock;

WHEREAS, as a result of the Merger, a holder of one share of Common Stock is entitled to receive cash in the amount of $81.00 in exchange for each such share;

WHEREAS, Section 11.1(c) of the Indenture provides that the Indenture may be modified or amended by the Company and the Trustee to provide for conversion rights of Holders of

Notes if any reclassification or change of the Common Stock or any consolidation, merger or sale of all or substantially all of the Company's assets occurs;

WHEREAS, the execution and delivery of this instrument has been duly authorized and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with; and

WHEREAS, this Supplemental Indenture is being executed and delivered concurrently with the effectiveness of the Merger.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1

EFFECT OF MERGER

Section 1.01     In accordance with Section 12.4 of the Indenture, as of the Effective Date of the Merger, each $1,000 aggregate principal amount of Notes surrendered for conversion will be convertible solely into cash, in an amount equal to the product of (x) $81.00 and (y) a number equal to the applicable Conversion Rate immediately prior to the Effective Date, subject to adjustment on the same terms as provided in Article XII of the Indenture.

Section 1.02     The consummation of the Merger constitutes a Fundamental Change described in clause (iii) of the definition thereof in the Indenture. Pursuant to Section 12.2(e) of the Indenture, the applicable Conversion Rate for any Notes surrendered for conversion during the Make-Whole Period (as defined below) will be increased by .5371 Additional Shares of Common Stock per $1,000 principal amount of such Notes, for a total of 17.2875 shares of Common Stock per $1,000 principal amount of such Notes. "Make-Whole Period" means the period commencing on the date hereof and ending on the Fundamental Change Repurchase Date relating to the Merger (which date shall be specified in a written notice given by the Company to the Holders and the Trustee in accordance with Section 5.1(b) of the Indenture).

ARTICLE 2

MISCELLANEOUS

Section 2.01     Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Indenture.

Section 2.02     This Supplemental Indenture shall become effective as of the date hereof at such time as executed counterparts of this Supplemental Indenture have been delivered by each party hereto to the other party thereto.

Section 2.03     On the date hereof, the Indenture shall be supplemented and amended in accordance herewith, and this Supplemental Indenture shall form part of the Indenture for all purposes, and the Holder of every Note heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby. The Trustee accepts the trusts created by the Indenture, as amended and supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as amended and supplemented by this Supplemental Indenture.

Section 2.04     This Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture. The Indenture, as amended and supplemented by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument and all provisions in the Indenture and the Notes shall remain in full force and effect in accordance with the terms thereof and as amended and supplemented by this Supplemental Indenture.

Section 2.05     In case any one or more of the provisions contained in this Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture, but this Supplemental Indenture shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 2.06     The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 2.07     The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity and sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

Section 2.08     In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture and the Notes relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

Section 2.09     All covenants and agreements in this Supplemental Indenture by the Company and the Trustee shall bind their respective successors and assigns. Nothing in this Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors under the Indenture and the Holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture.

Section 2.10     This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

DRS TECHNOLOGIES, INC.
By:	/s/ Richard A. Schneider
	Name:	Richard A. Schneider
	Title:	Authorized Signatory

DRS Surveillance Support Systems, Inc.
DRS C3 Systems, Inc.
DRS Power & Control Technologies, Inc.
DRS Power Technology, Inc.
DRS Intelligence & Avionic Solutions, Inc.
DRS Signal Solutions, Inc.
DRS Codem Systems, Inc.
DRS Unmanned Technologies, Inc.
DRS Data & Imaging Systems, Inc.
DRS Tactical Systems, Inc.
DRS Tactical Systems Global Services, Inc.
DRS Test & Energy Management, LLC
DRS Sensors & Targeting Systems, Inc.
DRS Homeland Security Solutions, Inc.
Engineered Electric Company
Engineered Coil Company
DRS Mobile Environmental Systems Co.
DRS Sustainment Systems, Inc.
DRS Technical Services, Inc.
DRS Systems, Inc.
DRS Technologies Canada, Inc.
DRS Systems Management, LLC
DRS International, Inc.
Tech-Sym Corporation
Engineered Support Systems, Inc.
ESSI Resources, LLC
Universal Power Systems, Inc.

By:	/s/ Richard A. Schneider
	Name:	Richard A. Schneider
	Title:	Authorized Signatory

[Signature Page for Fourth Supplemental Indenture]

THE BANK OF NEW YORK MELLON

By:	/s/ Franca M. Ferrera
Name: France M. Ferrera
Title: Assistant Vice President

[Signature Page for Fourth Supplemental Indenture]